                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 10-KSB

                   ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                   For the Fiscal Year Ended December 31, 1994

                         Commission File No.: 33-9075-LA

Mission Bay Super 8 Ltd., A California Limited Partnership
----------------------------------------------------------
(Name of small business issuer in its charter)

         California                                    33-0202890
-----------------------------------       ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

3145 Sports Arena Blvd., San Diego, California            92110
----------------------------------------------         ----------
(Address of principal executive offices)               (Zip Code)

Issuer's telephone number:   (619) 226-1212
                            ----------------

Securities registered under Section 12(b) of the Exchange Act:  None

Securities registered under Section 12(g) of the Exchange Act:

                          Limited Partnership Interests
                          -----------------------------
                                (Title of Class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been
subject to such filing requirements for the past 90 days.    X    Yes        No
                                                           -----       ----

State issuer's revenues for its most recent fiscal year: $1,054,819.

The aggregate market value of the voting securities held by non-affiliates is not determinable as there is no established market and the securities have only limited voting rights.

State the number of limited partnership interests outstanding as of December 31, 1994: 6,600 interests held by 1,149 limited partners.

DOCUMENT INCORPORATED BY REFERENCE

Definitive Prospectus dated November 19, 1986 is incorporated by reference into
Part III.

                                     PART I

Item 1.  BUSINESS

     Mission Bay Super 8 Ltd., A California Limited Partnership, formerly Motels of America Series IX, A California Limited Partnership, (the Partnership) was formed on February 5, 1987 pursuant to the California Revised Uniform Limited Partnership Act. As of December 31, 1994, the Partnership consisted of a general partner, GHG Hospitality, Inc. (GHG), and 1,149 limited partners owning 6,600 limited partnership interests. The limited partnership interests sold at a public offering price of $1,000 each commencing November 19, 1986 pursuant to a Registration Statement on Form S-18 under the Securities Act of 1933 (Registration 33-9075-LA). The offering of $6,600,000 was fully subscribed and closed on June 15, 1987.

     The Partnership was organized to acquire a parcel of property in the Mission Bay area of San Diego, California, and build and operate thereon a 117-room "economy" motel as a franchise of Super 8 Motels, Inc. The motel was opened for business in November 1987 under a twenty-year franchise agreement with Super 8 Motels, Inc. which required the payment of initial franchise fees of $20,000 and requires ongoing royalties equal to 4% of gross room revenues and chain-affiliated advertising fees equal to 2% of gross room revenues. Since January 1, 1990, the motel has been operated pursuant to a management agreement with GHG.

     The profitability of a motel is subject to general economic risks, the management ability of the operator, intense competition, desirability of a particular location, and other factors relating to its operations. The demand for particular accommodations may vary seasonally and may be affected by economic recessions, changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurnishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.

     There is no assurance that the Partnership's motel can be profitably operated. Further, there is no assurance the motel can be sold at a profit. Consequently, there is no guarantee of any profit or that the limited partners' investments will be preserved against loss.

     There is significant competition in the lodging market. The Partnership is in competition either directly or indirectly with a large number of hotels and motels of varying quality and sizes, including other motels which are part of national or regional chains. Such hotels and motels may have greater financial resources and personnel with more experience than the Partnership and the general partner. The San Diego area in particular has a large number of hotel and motel projects that in the aggregate could dilute average occupancy and affect profitability. The Partnership's motel does not compete directly with any large budget motel chains, but competes indirectly in the greater San Diego area with such budget motels as Comfort Inns and E-Z "8" Motels.

     The Partnership has no employees.

Item 2.   PROPERTY

     The Partnership acquired the following property on February 5, 1987. The Partnership does not intend to acquire any additional property.


     Property name and address               Property description
     -------------------------               --------------------
     Mission Bay Super 8 Motel               A 117-room "economy" motel on
     4540 Mission Bay Drive                  approximately 1.056 acres of land.
     San Diego, CA 92109

     The Partnership purchased the land for $2,352,000, including closing costs, demolished the structure on the land, and constructed the motel.

     In the opinion of the Partnership's management, the property is adequately covered by insurance.

Item 3.   LEGAL PROCEEDINGS

     The Partnership is not subject to any pending legal proceedings.

Item 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     Not applicable.

                                     PART II

Item 5.   MARKET FOR LIMITED PARTNERSHIP INTERESTS AND RELATED PARTNER MATTERS

     There is no public trading market for the Partnership's limited partnership interests. There were approximately 1,149 holders of the Partnership's 6,600 limited partnership interests as of December 31, 1994. Cash distributions to holders of limited partnership interests totalled $180,000 ($27.27 per interest) in 1994 and $162,000 ($24.55 per interest) in 1993.

Item 6.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
          CONDITION AND RESULTS OF OPERATIONS

     Financial Condition:

     On November 19, 1986, the Partnership commenced its public offering pursuant to its Prospectus. On June 15, 1987, the Partnership completed the public offering. The Partnership received $5,761,115 (net of offering costs of $838,885) from the sale of limited partnership interests. These funds were available for investment in property, to pay legal fees and other costs related to the investments, to pay operating expenses, and for working capital. The majority of the proceeds were used to acquire and construct the property identified in Item 2 above.

     The Partnership's liquidity is indicated by net working capital which was $83,161 at December 31, 1994 and $37,145 at December 31, 1993. The increase in net working capital is due to cash flow from operations of $250,369, less investment property expenditures of $16,610 and cash distributions to partners of $200,000, in 1994.

     Management is presently considering the possibility of exchanging substantially all of the Partnership's investment property for common stock in a real estate investment trust (REIT). Under this proposal, the common stock in the REIT would be distributed to the limited partners and the Partnership would be dissolved. The proposed transaction is contingent upon management reaching a satisfactory agreement with the REIT and is subject to the approval of the limited partners.

     In connection with this proposed transaction, an independent appraiser valued the Partnership's investment property at $2,810,000 as of August 1, 1994.

Because of the significant decrease in the market value of investment property, and the proposed exchange of investment property for common stock in a REIT, management has elected to writedown the Partnership's investment property to its appraised value of $2,810,000 as of December 31, 1994.

     Results of Operations:

     Net income (loss) was $(1,381,028) in 1994 and $73,760 in 1993.  Total revenues were $1,054,819 in 1994 and $1,021,785 in 1993. The property operated at an occupancy rate of 54.9% in 1994 and 52.5% in 1993. The average daily room rate was $42.20 in 1994 and $42.84 in 1993. The net loss for 1994 resulted from an unrealized loss due to decline in value of investment property of $1,534,950 as discussed above.

     A leading industry publication has reported that, in the economy and budget market, occupancies in this region are expected to increase by 1% and average daily room rates are expected to increase by $2.00 in 1995. Management feels the first quarter of 1995 will show a downward trend that will not reverse until later in the second quarter. San Diego is hosting several city-wide conventions during the summer months that will boost occupancy and average daily room rates.




     The effect of current operations on liquidity was net cash provided by operating activities of $250,369 in 1994 and $160,833 in 1993. The cash was used primarily for cash distributions to partners which were $200,000 in 1994 and $180,000 in 1993 and for investment property expenditures which were $16,610 in 1994 and $93,265 in 1993.

     Seasonality:

     The motel business is seasonal with the third quarter being the strongest due to the tourist business and the last half of the fourth quarter and the first half of the first quarter being the weakest. It is not unusual for the motel operations to have negative cash flow during this weak period.

Item 7.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA



                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership



                                    I N D E X

                                                                        Pages
                                                                        -----

Independent Auditor's Report                                              7


Balance Sheets, December 31, 1994 and 1993                                8


Statements of Operations, Years Ended December 31, 1994
  and 1993                                                                9


Statements of Partners' Capital, Years Ended December 31,
  1994 and 1993                                                          10


Statements of Cash Flows, Years Ended December 31, 1994
  and 1993                                                               11


Notes to Financial Statements                                         12-14

                          INDEPENDENT AUDITOR'S REPORT


The Partners
Mission Bay Super 8 Ltd.,
A California Limited Partnership

     We have audited the balance sheets of Mission Bay Super 8 Ltd., A California Limited Partnership, as of December 31, 1994 and 1993, and the related statements of operations, partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mission Bay Super 8 Ltd., A California Limited Partnership, as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

San Diego, California
February 3, 1995

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                                 Balance Sheets
                           December 31, 1994 and 1993


                                  ...ASSETS...


                                                      1994           1993
                                                  ----------     ----------
Current Assets:
  Cash and cash equivalents                       $   43,260     $    9,501
  Accounts receivable                                 15,428         11,539
  Operating supplies                                  19,204         18,521
  Prepaid expenses                                     9,884         18,171
  Due from affiliates                                 27,431            -0-
                                                  ----------     ----------

      Total current assets                           115,207         57,732
                                                  ----------     ----------

Investment property, at carrying value:
  Land                                             1,212,000      2,620,612
  Building and improvements                        2,024,033      2,161,590
  Furniture, fixtures and equipment                  702,412        698,083
                                                  ----------     ----------
                                                   3,938,445      5,480,285

  Less accumulated depreciation                    1,128,445      1,044,241
                                                  ----------     ----------
      Investment property, net                     2,810,000      4,436,044
                                                  ----------     ----------

Franchise fees, net                                   12,829         13,829
                                                  ----------     ----------

      Total assets                                $2,938,036     $4,507,605
                                                  ----------     ----------
                                                  ----------     ----------

                See accompanying notes to financial statemaents.

                     ...LIABILITIES AND PARTNERS' CAPITAL...


                                                      1994           1993
                                                  ----------     ----------
Current Liabilities:
  Accounts payable                                $   20,782     $   10,943

  Accrued expenses                                    11,264          8,618

  Due to affiliates                                      -0-          1,026
                                                  ----------     ----------

      Total current liabilities                       32,046         20,587
                                                  ----------     ----------

Partners' Capital:
  General partner:
    Cumulative net income                              7,953        146,056
    Cumulative cash distributions                   (286,197)      (266,197)
                                                  ----------     ----------

                                                    (278,244)      (120,141)
                                                  ----------     ----------

  Limited partners (6,600 interests):
    Capital contributions, net of offering costs   5,761,115      5,761,115
    Cumulative net income                             71,565      1,314,490
    Cumulative cash distributions                 (2,648,446)    (2,468,446)
                                                  ----------     ----------

                                                   3,184,234      4,607,159
                                                  ----------     ----------

      Total partners' capital                      2,905,990      4,487,018
                                                  ----------     ----------

      Total liabilities and partners' capital     $2,938,036     $4,507,605
                                                  ----------     ----------
                                                  ----------     ----------


                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                            Statements of Operations
                     Years Ended December 31, 1994 and 1993



                                                      1994           1992
                                                  ----------     ----------
Revenues:
  Room revenues                                  $   989,703     $  960,166
  Phone revenues                                      41,459         27,649
  Interest income                                      1,207          2,618
  Other                                               22,450         31,352
                                                  ----------     ----------

      Total revenues                               1,054,819      1,021,785
                                                  ----------     ----------

Expenses:
  Unrealized loss due to decline in value of
    investment property (Note 5)                   1,534,950            -0-
  Property operating expenses                        377,255        391,470
  General and administrative                         133,567        156,769
  Depreciation                                        84,204         89,706
  Management fees                                     63,215         61,150
  Royalties and advertising                           59,391         57,610
  Marketing                                           57,478         59,936
  Repairs and maintenance                             56,895         58,924
  Real estate taxes                                   44,448         45,588
  Property and liability insurance                    23,444         25,872
  Amortization                                         1,000          1,000
                                                  ----------     ----------

      Total expenses                               2,435,847        948,025
                                                  ----------     ----------

      Net income (loss)                          $(1,381,028)    $   73,760
                                                  ----------     ----------
                                                  ----------     ----------

      Net income (loss) per interest             $   (188.32)     $   10.06
                                                  ----------     ----------
                                                  ----------     ----------



                See accompanying notes to financial statemaents.

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                         Statements of Partners' Capital
                     Years Ended December 31, 1994 and 1993



                                                                General Partner
                                                   ----------------------------------------
                                                                Cumulative
                                                   Cumulative       Cash
                                                   Net Income   Distributions      Total
                                                   ----------   -------------    ---------
Balance, December 31, 1992                         $ 138,680      $(248,197)     $(109,517)

Net income, year ended December 31, 1993               7,376            -0-          7,376

Cash distributions ($24.55 per interest)                 -0-        (18,000)       (18,000)
                                                   ---------      ---------     ----------

Balance, December 31, 1993                           146,056       (266,197)      (120,141)

Net loss, year ended December 31, 1994              (138,103)           -0-       (138,103)

Cash distributions ($27.27 per interest)                - 0-        (20,000)       (20,000)
                                                   ---------      ---------      ---------

Balance, December 31, 1994                         $   7,953      $(286,197)     $(278,244)
                                                   ---------      ---------      ---------
                                                   ---------      ---------      ---------


                 See accompanying notes to financial statements.


                                                                        Limited Partners
                                            -------------------------------------------------------------------
                                                                                 Cumulative                               Total
                                               Capital         Cumulative           Cash                                Partners'
                                            Contributions      Net Income       Distributions          Total             Capital
                                            -------------      ----------       -------------        ----------         ----------
Balance, December 31, 1992                    $5,761,115        $1,248,106       $(2,306,446)        $4,702,775         $4,593,258

Net income, year ended December 31, 1993             -0-            66,384               -0-             66,384             73,760

Cash distributions ($24.55 per interest)             -0-               -0-          (162,000)          (162,000)          (180,000)
                                              ----------        ----------      ------------         ----------         ----------

Balance, December 31, 1993                     5,761,115         1,314,490        (2,468,446)         4,607,159          4,487,018

Net loss, year ended December 31, 1994               -0-        (1,242,925)              -0-         (1,242,925)        (1,381,028)

Cash distributions ($27.27 per interest)             -0-               -0-          (180,000)          (180,000)          (200,000)
                                              ----------        ----------      ------------         ----------         ----------

Balance, December 31, 1994                    $5,761,115        $   71,565       $(2,648,446)        $3,184,234         $2,905,990
                                              ----------        ----------       -----------         ----------         ----------
                                              ----------        ----------       -----------         ----------         ----------

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                            Statements of Cash Flows
                     Years Ended December 31, 1994 and 1993


                                                         1994            1993
                                                     -----------      ---------
Cash flows from operating activities:
  Net income (loss)                                  $(1,381,028)     $  73,760
  Adjustments to reconcile net income (loss)
   to net cash provided by operating activities:
    Unrealized loss due to decline in value of
     investment property                               1,534,950            -0-
    Depreciation and amortization                         85,204         90,706
    (Increase) decrease in:
      Accounts receivable                                 (3,889)         3,228
      Operating supplies                                    (683)        (1,223)
      Prepaid expenses                                     8,287          7,272
      Due from affiliates                                 (3,931)           -0-
    Increase (decrease) in:
      Accounts payable                                     9,839         (7,431)
      Accrued expenses                                     2,646         (4,381)
      Due to affiliates                                   (1,026)        (1,098)
                                                     -----------      ---------

        Net cash provided by operating
         activities                                      250,369        160,833
                                                     -----------      ---------

Cash flows from investing activities:
  Investment property expenditures                       (16,610)       (93,265)
                                                     -----------      ---------

        Net cash used in investing activities            (16,610)       (93,265)
                                                     -----------      ---------

Cash flows from financing activities:
  Cash distributions to partners                        (200,000)      (180,000)
                                                     -----------      ---------

        Net cash used in financing activities           (200,000)      (180,000)
                                                     -----------      ---------

        Net increase (decrease) in cash and
         cash equivalents                                 33,759       (112,432)


                  See accompany notes to financial statements.

                                       11



Cash and cash equivalents, beginning of year               9,501        121,933
                                                     -----------      ---------

Cash and cash equivalents, end of year                 $  43,260      $   9,501
                                                     -----------      ---------
                                                     -----------      ---------


Schedule of noncash investing and financing activities:

    Sale of carpeting to related party (Note 4).





                  See accompany notes to financial statements.

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                          Notes to Financial Statements


Note 1.   THE PARTNERSHIP AND A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Mission Bay Super 8 Ltd., A California Limited Partnership (the Partnership), formerly Motels of America Series IX, A California Limited Partnership, was formed on February 5, 1987 pursuant to the California Revised Uniform Limited Partnership Act. The purpose of the Partnership is to construct, own, and operate a 117-room "economy" motel under a Super 8 franchise. The motel was opened in November 1987.

     The following is a summary of the Partnership's significant accounting policies:

     CASH AND CASH EQUIVALENTS

     The Partnership considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

     INVESTMENT PROPERTY

     Investment property is recorded at cost. Depreciation is computed using the straight-line method based on estimated useful lives of 5 to 35 years. Maintenance and repairs costs are expensed as incurred, while significant improvements, replacements, and major renovations are capitalized.

     FRANCHISE FEES

     Franchise fees are amortized over the 20-year life of the franchise agreement.

     INCOME TAXES

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                          Notes to Financial Statements
                                   (Continued)

          No provision for income taxes has been made as any liability for such taxes would be that of the partners rather than the Partnership.

          NET INCOME (LOSS) PER INTEREST

          Net income (loss) per interest is based upon the 90% allocated to limited partners divided by 6,600 limited partner interests outstanding throughout the year.


Note 2.   PARTNERSHIP AGREEMENT

          Net income or loss and cash distributions from operations of the Partnership are allocated 90% to the limited partners and 10% to the general partner. Profits from the sale or other disposition of Partnership property are to be allocated to the general partner until its capital account equals zero; thereafter, to the limited partners until their capital accounts equal their capital contributions reduced by prior distributions of cash from sale or refinancing plus an amount equal to a cumulative but not compounded annual 8% return thereon which cumulative return shall be reduced (but not below zero) by the aggregate amount of prior distributions of cash available for distribution; thereafter, gain shall be allocated 15% to the general partner and 85% to the limited partners. Loss from sale shall be allocated 1% to the general partner and 99% to the limited partners.

Note 3.   FRANCHISE AGREEMENT

          The Partnership has entered into a twenty-year franchise agreement with Super 8 Motels, Inc. to provide the Partnership with consultation in the areas of design, construction, and operation of the motel. The agreement required the payment of initial franchise fees of $20,000 and requires ongoing royalties equal to 4% of gross room revenues and chain-affiliated advertising fees equal to 2% of gross room revenues.

                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                          Notes to Financial Statements
                                   (Continued)




Note 4.   RELATED PARTY TRANSACTIONS

          The motel is operated pursuant to a management agreement with the general partner, GHG Hospitality, Inc. (GHG). The agreement provides for the payment of monthly management fees of 6% of gross revenues.

          The Partnership has agreed to reimburse GHG for certain expenses related to services performed in maintaining the books and administering the affairs of the Partnership.

          GHG and an affiliate, Grosvenor Management Services, Inc. (GMS), allocate to the Partnership certain marketing, accounting, and maintenance salaries and certain other expenses directly related to the operation of the Partnership.

Note 4.   RELATED PARTY TRANSACTIONS (continued)

          Fees, reimbursements, salaries, and other expenses paid to GHG and GMS and included in total expenses for the years ended December 31, 1994 and 1993 are as follows:


                                               1994        1993
                                             --------    --------
        Management fees                      $ 63,215    $ 61,150
        Reimbursement for partnership
          administration expenses              40,423      50,987
        Salaries and other allocated
          expenses                            108,740     131,466
                                             --------    --------

                                             $212,378    $243,603
                                             --------    --------
                                             --------    --------


                            MISSION BAY SUPER 8 LTD.,
                        A California Limited Partnership
                          Notes to Financial Statements
                                   (Continued)

        In addition, all motel employees are paid by GMS. The Partnership reimbursed GMS $232,629 in 1994 and $210,693 in 1993, including a one percent processing fee, for the wages of these employees.

        During 1994, the Partnership transferred carpeting to GMS at the Partnership's cost of $23,500 and recorded a receivable from GMS.

Note 5. PROPOSED EXCHANGE OF INVESTMENT PROPERTY AND
        WRITEDOWN TO APPRAISED VALUE

        Management is presently considering the possibility of exchanging substantially all of the Partnership's investment property for common stock in a real estate investment trust (REIT). Under this proposal, the common stock in the REIT would be distributed to the limited partners and the Partnership would be dissolved. The proposed transaction is contingent upon management reaching a satisfactory agreement with the REIT and is subject to the approval of the limited partners.

        In connection with this proposed transaction, an independent appraiser valued the Partnership's investment property at $2,810,000 as of August 1, 1994. Because of the significant decrease in the market value of investment property, and the proposed exchange of investment property for common stock in a REIT, management has elected to writedown the Partnership's investment property to its appraised value of $2,810,000 as of December 31, 1994.

Item 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
        ACCOUNTING AND FINANCIAL DISCLOSURE

        None

                                    PART III

Item 9. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

        The general partner has general responsibility and ultimate authority in all matters affecting the business of the Partnership.

        The general partner and its directors and executive officers as of December 31, 1994 are as follows:


        GHG HOSPITALITY, INC. (GHG) was incorporated in November 1989 under the laws of the state of Delaware. GHG was elected as general partner effective January 1, 1990.

        J. MARK GROSVENOR, 47, is President and a Director of GHG. From 1976 to 1988, he served as chief executive officer of Nite Lite Inns, a California corporation, which owned Grosvenor Enterprises, a California limited partnership, which owns Grosvenor Inn. In 1984, he acquired Medallion Foods, Inc., a food processing company, located in Newport, Arkansas. Mr. Grosvenor graduated from San Diego State University with a bachelor's degree in business and finance.

        STEPHEN D. BURCHETT, 35, is General Counsel and a Director of GHG.
From 1984 to 1991 he worked in private business law practice in San Diego, California with Schall, Boudreau & Gore and Kaufman, Lorber, Grady & Farley.
Mr. Burchett graduated from California State University Fullerton in 1981 with a bachelor's degree in finance and from the University of Santa Clara School of Law in 1984 with a juris doctorate.

        SYLVIA MELLOR CLARK, 50, is Controller and a Director of GHG. In 1978, she joined Grosvenor Industries, Inc., where she is controller and a director. Prior to joining Grosvenor Industries, Inc., she operated her own accounting firm from 1976 to 1978. Ms. Clark graduated from San Diego State University and National University.

Item 10.  EXECUTIVE COMPENSATION

     The Partnership has not paid and does not propose to pay any executive compensation to the general partner or any of its affiliates (except as described in Item 12 below). There are no compensatory plans or arrangements regarding termination of employment or change of control.



Item 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     (a) No person or group is known to the Partnership to be the beneficial owner of more than 5% of the outstanding limited partnership interests in the Partnership.

     (b) The general partner does not directly or indirectly own any limited partnership interests in the Partnership. The general partner does not possess a right to acquire beneficial ownership of limited partnership interests in the Partnership.

     (c) There are no arrangements, known to the Partnership, which may result in a change in control of the Partnership other than the proposal to exchange the Partnership's investment property for common stock in a REIT as discussed in
Item 6.

Item 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The motel is operated pursuant to a management agreement with GHG. The agreement provides for the payment of monthly management fees of 6% of gross revenues.

     The Partnership has agreed to reimburse GHG for certain expenses related to services performed in maintaining the books and administering the affairs of the Partnership.

     GHG and an affiliate, Grosvenor Management Services, Inc. (GMS), allocate to the Partnership certain marketing, accounting, and maintenance salaries and other expenses directly related to the operation of the Partnership.

     Fees, reimbursements, salaries, and other expenses paid to GHG and GMS and included in total expenses for the years ended December 31, 1994 and 1993 are as follows:


                                                         1994           1993
                                                       --------       --------
          Management fees                              $ 63,215       $ 61,150
          Reimbursement for partnership
            administration expenses                      40,423         50,987
          Salaries and other allocated expenses         108,740        131,466
                                                       --------       --------
                                                       $212,378       $243,603
                                                       --------       --------
                                                       --------       --------

     In addition, all motel employees are paid by GMS. The Partnership reimbursed GMS $232,629 in 1994 and $210,693 in 1993, including a one percent processing fee, for the wages of these employees.

     During 1994, the Partnership transferred carpeting to GMS at the Partnership's cost of $23,500 and recorded a receivable from GMS.


Item 13.  EXHIBITS AND REPORTS ON FORM 8-K

     (a)  The following documents are filed as part of this report:

          1. Financial Statements (see Index to Financial Statements filed with this annual report).

          2.   Exhibits:

               3-A. The Prospectus of the Partnership dated November 19, 1986, as filed with the Commission, is hereby incorporated herein by reference.

               3-B. Agreement of Limited Partnership set forth as Exhibit B to the Prospectus, as filed with the Commission, is incorporated herein by reference.

               3-C. Amendment to Agreement of Limited Partnership dated January
                    1, 1990, as filed with the Commission, is incorporated herein by reference.

     (b) No reports on Form 8-K were filed during the last quarter of the period covered by this report.

     No annual report or proxy material for the fiscal year 1994 has been sent to the limited partners of the Partnership. An annual report will be sent to the limited partners subsequent to this filing and the Partnership has incorporated such reports in this filing.

                                   SIGNATURES


     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MISSION BAY SUPER 8 LTD.,
A California Limited Partnership

By: GHG Hospitality, Inc.
    Corporate General Partner



By:                                                    Date: March 27, 1995
      J. Mark Grosvenor
      President and Director of GHG


     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By: GHG Hospitality, Inc.
    Corporate General Partner



By:                                                    Date: March 27, 1995
      J. Mark Grosvenor
      President and Director of GHG



By:                                                    Date: March 27, 1995
     Stephen D. Burchett
     General Counsel and Director of GHG

By:                                                    Date: March 27, 1995
      Sylvia Mellor Clark
     Controller and Director of GHG

                                   SIGNATURES


     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MISSION BAY SUPER 8 LTD.,
A California Limited Partnership

By: GHG Hospitality, Inc.
    Corporate General Partner



By:   J. Mark Grosvenor                                Date: March 27, 1995
      -----------------------------
      J. Mark Grosvenor
      President and Director of GHG


     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By: GHG Hospitality, Inc.
    Corporate General Partner



By:   J. Mark Grosvenor                                Date: March 27, 1995
      -----------------------------
      J. Mark Grosvenor
      President and Director of GHG



By:   Stephen D. Burchett                              Date: March 27, 1995
      -----------------------------
      Stephen D. Burchett
      General Counsel and Director of GHG

By:   Sylvia Mellor Clark                              Date: March 27, 1995
      -----------------------------
      Sylvia Mellor Clark
      Controller and Director of GHG


                                       19